Exhibit 4

EXECUTION VERSION

BLACK HILLS CORPORATION

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF

JULY 16, 2010

$200,000,000

5.875% NOTES DUE 2020

THIRD SUPPLEMENTAL INDENTURE dated as of July 16, 2010 (this “Supplemental Indenture”), to the Indenture dated as of May 21, 2003 (as supplemented by the First Supplemental Indenture dated as of May 21, 2003, and the Second Supplemental Indenture dated as of May 14, 2009, and as further supplemented, amended or modified, the “Indenture”), by and between BLACK HILLS CORPORATION, a South Dakota corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (as successor to LaSalle Bank National Association), as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes (as defined below):

WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as in the Indenture provided;

WHEREAS, the Company has appointed the Trustee as successor trustee under the Indenture, and the Trustee has accepted such appointment, pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of February 17, 2009, among Bank of America, N.A. (as successor by merger to LaSalle Bank National Association), the Trustee and the Company;

WHEREAS, the Company desires and has requested the Trustee to join the Company in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 5.875% Notes due 2020 in the aggregate principal amount of $200,000,000, substantially in the form attached hereto as Exhibit A (the “Notes”), on the terms set forth herein;

WHEREAS, Section 3.1 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

Scope of Supplemental Indenture; General

This Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the provisions of the Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall initially be in an aggregate principal amount of $200,000,000, which amount may be increased pursuant to an Officers’ Certificate (as defined in the Indenture) in accordance with this Supplemental Indenture and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “5.875% Notes due 2020.”  The Notes shall be in the form of Exhibit A hereto.

In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Supplemental Indenture subsequent to the Issue Date (as defined below) (such Notes, “Additional Securities”), the Company shall use its best efforts to obtain the same “CUSIP” number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Supplemental Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel (as defined in the Indenture) of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a “CUSIP” number for such Notes that is different than the “CUSIP” number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

ARTICLE II

Certain Definitions

The following terms have the meanings set forth below in this Supplemental Indenture.  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.  To the extent terms defined herein differ from the Indenture the terms defined herein shall govern.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day preceding the Redemption Date, plus in each case 0.45%.

“Assets” of any Person means the whole or any part of its business, property, assets, cash and receivables.

“Change of Control” means the occurrence of any of the following:  (i) the consummation of any transaction (including any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of shares representing more than 50% of the voting power of the then outstanding Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, (ii) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any person other than the Company or one of the Subsidiaries, (iii) the merger or consolidation of the Company with or into any person or the merger or consolidation of any person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding shares of the Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction in which the shares of Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, shares representing more than 50% of the voting power of the Voting Stock of the resulting or surviving person or any direct or indirect parent company of the resulting or surviving person immediately after giving effect to such transaction, (iv) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors or (v) the adoption of a plan providing for the liquidation or dissolution of the Company.  Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (i) above if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b)(x) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to such transaction or (y) immediately following such transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of shares representing more than 50% of the voting power of the Voting Stock of such holding company.  The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Offer” has the meaning specified in Section 4.2.

“Change of Control Payment” has the meaning specified in Section 4.2.

“Change of Control Payment Date” has the meaning specified in Section 4.2.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number of Reference Treasury Dealer Quotations as is obtained by the Reference Treasury Dealer for such Redemption Date.

“Consolidated Capitalization” means, as of any date of determination, the sum obtained by adding (i) Consolidated Shareholders’ Equity, (ii) Consolidated Indebtedness (exclusive of any that is due and payable within one year of the date such sum is determined) and, without duplication, (iii) any preference or preferred stock of the Company or any Consolidated Subsidiary that is subject to mandatory redemption or sinking fund provisions.

“Consolidated Indebtedness” means, as of any date of determination, total indebtedness as shown on the consolidated balance sheet of the Company and the Consolidated Subsidiaries.

“Consolidated Shareholders’ Equity” means, as of any date of determination, the total Assets of the Company and the Consolidated Subsidiaries less all liabilities of the Company and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States (as in effect on the date of this Supplemental Indenture), be classified on a balance sheet as liabilities, including (i) indebtedness secured by property of the Company or any of the Consolidated Subsidiaries whether or not the Company or such Consolidated Subsidiary is liable for the payment of such indebtedness unless, in the case that the Company or such Consolidated Subsidiary is not so liable, such property has not been included among the Assets of the Company or such Consolidated Subsidiary on such balance sheet, (ii) deferred liabilities and (iii) indebtedness of the Company or any of the Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Company or such Consolidated Subsidiary.  As used in this definition, “liabilities” includes preference or preferred stock of the Company or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

“Consolidated Subsidiary” means, at any date, any Subsidiary the financial statements of which under generally accepted accounting principles in the United States (as in effect on the date of this Supplemental Indenture) would be consolidated with those of the Company in its consolidated financial statements as of such date.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board of directors on the Issue Date or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Event of Default” has the meaning specified in Section 5.1.

“Fitch” means Fitch Ratings, Inc.

“Holder” means the Person in whose name a Note is registered in the books of the Security Registrar for the Notes.

“Indebtedness” means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, incurred, created or assumed by the Company or any Subsidiary for the repayment of money borrowed, (ii) all indebtedness for money borrowed secured by a lien upon property owned by the Company or any Subsidiary, regardless of whether the Company or such Subsidiary has assumed or otherwise become liable for the payment of such indebtedness for money borrowed, and (iii) all indebtedness of others for money borrowed that is guaranteed as to payment of principal or interest by the Company or any Subsidiary or in effect guaranteed by the Company or such Subsidiary through a contingent agreement to purchase such indebtedness or through any “keep-well” or similar agreement to be directly or indirectly liable for the repayment of such indebtedness.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Notes are originally issued under this Supplemental Indenture.

“Make-Whole Amount” means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Notes to be redeemed, together with scheduled payments of interest (exclusive of accrued and unpaid interest (if any) to the Redemption Date) from the Redemption Date to the Stated Maturity of the

Notes, in each case discounted to the Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest (if any) on the principal amount of the Notes being redeemed to the Redemption Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agencies” means (i) each of Fitch, Moody’s and S&P and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Event” means the rating of the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the intention of the Company to effect a Change of Control and ending 60 days following the consummation of such Change of Control.

“Reference Treasury Dealer” means each primary U.S. Government securities dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Subsidiary” means a corporation, limited partnership, limited liability company or trust in which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest that ordinarily (without regard to the occurrence of any contingency) has voting power for the election of directors, managers or trustees of such person, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

“Trustee” means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

ARTICLE III

The Notes

Section 3.1             Payments of Principal and Interest.

The Notes shall bear interest from and including July 16, 2010, to but excluding the date of Maturity, at the rate of 5.875% per annum.  The Notes shall mature on July 15, 2020.  The Company shall pay interest on the Notes semiannually on January 15 and July 15 of each year, commencing January 15, 2011, to the Person in whose name any such Note or any predecessor Note is registered in the Security Register at the close of business on the January 1 and July 1 next preceding such Interest Payment Date.  The Company initially authorizes the Trustee to act as Paying Agent.

Section 3.2             Optional Redemption.

Subject to the provisions of Article XI of the Indenture, the Notes shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a Redemption Price equal to the greater of (i) the principal amount of the Notes to be redeemed plus accrued and unpaid interest (if any) to the Redemption Date and (ii) the Make-Whole Amount with respect to the Notes to be redeemed.

Section 3.3             No Sinking Fund.

The Notes shall not be entitled to the benefit of any sinking fund.

Section 3.4             Book Entry, Delivery and Form.

The Notes shall initially be issued in the form of a Global Security (the “Global Note”).  The Global Note shall initially be deposited on or about the Issue Date with, or on behalf of, The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., as nominee of the Depositary.

Section 3.5             Form of Legend for Global Note.

In addition to the legend set forth in Section 2.2 of the Indenture, every Global Note authenticated and delivered hereunder shall bear a legend substantially in the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE IV

Covenants

Section 4.1             Limitations on Liens.

So long as any Notes are Outstanding, neither the Company nor any Subsidiary shall mortgage, pledge, grant a security interest in or hypothecate, or permit any mortgage, pledge, security interest, lien or other encumbrance upon, any capital stock of any Subsidiary now or hereafter owned directly or indirectly by the Company or any Subsidiary, to secure any Indebtedness without concurrently making effective provision whereby the Outstanding Notes shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to, or prevent the creation of:

(1)           any mortgage, pledge, security interest, lien or encumbrance existing on the Issue Date;

(2)           any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time of the acquisition of such capital stock by the Company or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such capital stock;

(3)           any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing thereon at the time of the acquisition of such capital stock by the Company or any Subsidiary, whether or not the obligations secured thereby are assumed by the Company or such Subsidiary, other than any mortgage, pledge, security interest, lien or encumbrance created in connection with or in anticipation of such acquisition not for the purpose of securing the purchase price for such capital stock;

(4)           any mortgage, pledge, security interest, lien or encumbrance upon any capital stock to secure or provide for the acquisition, construction, improvement, expansion or development of property by the Company or any Subsidiary; provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of the related financing;

(5)           any mortgage, pledge, security interest, lien or encumbrance upon any limited liability company interest of Black Hills Wyoming, LLC (or any of its direct or indirect Subsidiaries), or any other Subsidiary or group of Subsidiaries formed to refinance the project now known as the “Wygen I” project; provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of such refinancing;

(6)           so long as no additional property of the Company or any Subsidiary is encumbered or made subject to a mortgage, pledge, security interest, lien or other encumbrance, any mortgage, pledge, security interest, lien or encumbrance granted in connection with (a) extending, renewing, replacing or refinancing in whole or in part the Indebtedness secured by any mortgage, pledge, security interest, lien or encumbrance described in the foregoing clauses (1) through (5) or (b) any transaction or series of related transactions involving separate projects pursuant to which any of the mortgages, pledges, security interests, liens or encumbrances described in the foregoing clauses (1) through (5) are combined or aggregated; provided, that, for purposes of this subclause (b), all of the Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances immediately prior to such transaction or series of related transactions is repaid in connection therewith; provided further, that, for purposes of this subclause (b), the aggregate amount of Indebtedness secured by such combined or aggregated mortgages, pledges, security interests, liens or other encumbrances does not exceed the sum of (x) the aggregate amount of extended, renewed, replaced or refinanced Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances outstanding immediately prior to such transaction or series of related transactions and (y) 5% of Consolidated Capitalization, less the total amount of all Indebtedness then outstanding that has been incurred and secured pursuant to this subclause (y) in any prior, separate transactions or series of related transactions;

(7)                                  any mortgage, pledge, security interest, lien or encumbrance upon any capital stock now or hereafter owned by the Company or any Subsidiary to secure any Indebtedness, which would otherwise be subject to the foregoing restriction and not otherwise permitted under any of the foregoing clauses (1) through (6), in an aggregate principal amount which, together with the amount of all other such Indebtedness then outstanding that has been incurred and secured under this clause (7), does not at the time of the creation of such mortgage, pledge, security interest, lien or encumbrance exceed 5% of Consolidated Capitalization; or

(8)                                  any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

(a)                                  the execution or enforcement of each such lien is effectively stayed within 60 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 60-day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

(b)                                 the payment of each such lien is covered in full by insurance provided by a third party and the insurance company has not denied or contested coverage thereof; or

(c)                                  each such lien is adequately bonded within 60 days of the creation of such lien.

In case the Company shall propose to mortgage, pledge, grant a security interest in or hypothecate any capital stock of any Subsidiary owned directly or indirectly by the Company or any Subsidiary to secure any Indebtedness, other than as permitted by clauses (1) to (7), inclusive, of this Section 4.1, the Company shall prior thereto give written notice thereof to the Trustee, and the Company shall prior to or simultaneously with such mortgage, pledge, grant of security interest or hypothecation, by supplemental indenture executed by the Company and the Trustee (or to the extent legally necessary by another trustee or an additional or separate trustee), in form satisfactory to the Trustee, effectively secure (for so long as such other Indebtedness shall be so secured) all the Outstanding Notes equally and ratably with such Indebtedness and with any other indebtedness similarly entitled to be equally and ratably secured.

Section 4.2                                      Change of Control.

If a Change of Control Triggering Event occurs, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in this

Section 4.2.  In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest (if any) on the Notes repurchased, to the date of repurchase (the “Change of Control Payment”), subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date.

Within 30 days following any Change of Control Triggering Event (unless the Company has previously mailed a redemption notice with respect to all Outstanding Notes pursuant to Section 3.2 of this Supplemental Indenture) or, at the option of the Company, prior to any Change of Control Triggering Event but after public announcement of the transaction or transactions that constitute or may constitute the Change of Control, the Company shall mail a notice by first-class mail to each Holder of the Notes (with a copy to the Trustee), which notice shall:

(1)                                  describe the circumstances and relevant facts regarding the Change of Control Triggering Event (including, to the extent available, information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to the Change of Control);

(2)                                  offer to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days following the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice, which offer will constitute the Change of Control Offer; and

(3)                                  if mailed prior to the date on which the Change of Control Triggering Event occurs, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)                                  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

Holders electing to have any Notes repurchased shall be required to surrender the Notes, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date.  Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a written notice (including by facsimile or other electronic transmission) setting forth the name of the Holder, the principal amount of the Notes which were delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Notes purchased.

On the Change of Control Payment Date, all Notes purchased by the Company under this Section 4.2 shall be delivered by the Company to the Trustee for cancelation, and the Company shall pay the Change of Control Payment to the Holders entitled thereto.

Notwithstanding the foregoing provisions of this Section 4.2, the Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.2, the Company shall comply with the applicable securities laws and regulations.  The Company shall not be deemed to have breached its obligations under this Section 4.2 by virtue of such compliance.

Notwithstanding anything to the contrary contained in the Indenture, the Trustee may enter into a supplemental indenture for the purpose of waiving or modifying the provisions of this Section 4.2 with the written consent of the Holders of a majority in principal amount of the Outstanding Notes.

ARTICLE V

Remedies

Section 5.1                                      Events of Default.

“Event of Default” means, with respect to the Notes, any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  default in the payment of the principal of or any Make-Whole Amount on any Note at its Maturity, or any Change of Control Payment on any Change of Control Payment Date;

(b)                                 default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)                                  default in the performance, or breach, of any covenant or warranty of the Company in this Supplemental Indenture or the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically addressed or which has expressly been included in the Indenture solely for the benefit of one or more series of Securities other than the Notes), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder (without giving effect to any applicable grace period with respect to such covenant or warranty);

(d)                                 the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; and

(e)                                  the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

ARTICLE VI

Miscellaneous

Section 6.1                                      Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State’s conflicts of laws principles.

Section 6.2                                      Ratification of Indenture.

Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved.

Section 6.3                                      Trustee.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

Section 6.4                                      Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 6.5                                      Separability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BLACK HILLS CORPORATION

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit A

FORM OF NOTE

[Face of Security]

[If this Security is a Global Note, insert:  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

CUSIP No.: 092113 AG4

No.	$

5.875% Notes due 2020

BLACK HILLS CORPORATION

BLACK HILLS CORPORATION, a South Dakota corporation (the “Company”), for value received, hereby promises to pay to                          or registered assigns the principal sum of                          DOLLARS on July 15, 2020 (the “Stated Maturity”), or earlier at the option of the Company as provided herein (the “Redemption Date”), and to pay interest thereon from July 16, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year (each, an “Interest Payment Date”), commencing January 15, 2011, at the rate of 5.875% per annum, until the principal hereof is paid or duly provided for.

All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture dated as of May 21, 2003, between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of May 21, 2003, the Second Supplemental Indenture dated as of May 14, 2009 and the Third Supplemental Indenture dated as of July 16, 2010 (collectively, the “Indenture”).

The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Security payable on the Stated Maturity, or the principal of, or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date, or the Change of Control Payment payable on the Change of Control Payment Date, will be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Fort Worth, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Security on any Interest Payment Date and on the Stated Maturity or Redemption Date or Change of Control Payment Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including July 16, 2010, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the Stated Maturity or Redemption Date or Change of Control Payment Date, as the case may be.  If any Interest Payment Date or the Stated Maturity or Redemption Date or Change of Control Payment Date falls on a day that is not a Business Day, as defined below, the principal or Make-Whole Amount or Change of Control Payment, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity or Redemption Date or Change of Control Payment Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity or Redemption Date or Change of Control Payment Date, as the case may be.  “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the City of Fort Worth, Texas, are authorized or obligated by law or executive order to close.

[If this Security is a Global Note, insert:  All payments of principal or Make-Whole Amount or Change of Control Payment, if any, and interest in respect of this Security will be made by the Company in immediately available funds.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:  July 16, 2010

BLACK HILLS CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Reverse of Security]

BLACK HILLS CORPORATION

5.875% Notes due 2020

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of May 21, 2003, as supplemented by the First Supplemental Indenture dated as of May 21, 2003, the Second Supplemental Indenture dated as of May 14, 2009 and the Third Supplemental Indenture dated as of July 16, 2010 (as so supplemented, herein called the “Indenture”), each between the Company and Wells Fargo Bank, National Association ( as successor to LaSalle Bank National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The aggregate principal amount of the Securities to be issued under such series is initially limited to $200,000,000 (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities).  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities are subject to redemption, at the option of the Company, in whole at any time or in part from time to time at a redemption price equal to the greater of (i) the principal amount of the Securities to be redeemed plus accrued and unpaid interest (if any) to the Redemption Date and (ii) the Make-Whole Amount with respect to the Securities being redeemed.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 or more than 60 days prior to the Redemption Date, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancelation hereof.

If a Change of Control Triggering Event occurs, each Holder of the Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities in cash at a repurchase price equal to 101% of the aggregate principal amount of the Securities repurchased, plus accrued and unpaid interest (if any) on the Securities repurchased, to the date of repurchase, subject to the right of the Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date, all as provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture.  Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and Make-Whole Amount or Change of Control Payment, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and Make-Whole Amount or Change of Control Payment, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or Make-Whole Amount or Change of Control Payment, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Securities and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State’s conflicts of laws principles.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax identification no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee by:

By:

Name:

Title:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.